UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

NATURAL GAS FUELING AND CONVERSION INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule, or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NATURAL GAS FUELING AND CONVERSION INC.

Jan 13, 2015

Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of Natural Gas Fueling and Conversion Inc., a Florida corporation (the “Company” or “NGFC”), as of the close of business on the record date, December 31, 2014.  The purpose of the Information Statement is to notify our shareholders that on January 12, 2015, the Company received written consents in lieu of a meeting of shareholders (the “Written Consent”) from the holders of 75,550,000 votes of our common stock (including 74,000,000 votes from the majority shareholder I. Andrew Weeraratne), representing 91.46% of the issued and outstanding shares of our common stock.  The Written Consent adopted resolutions which (a) authorized the Company to change the name of the Company from “Natural Gas Fueling and Conversion Inc.” to “NGFC Holding Inc." or a substantially similar name and (b) approved the Company’s current directors to continue serving in their current capacities until the next annual shareholders meeting, and (c) changed the bylaws to hold our future annual shareholders meeting at 10 A.M. (EST) on the last Sunday of February each year instead of 10 A.M. (EST) on the 15th of January each year as it is specified currently.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority of shareholders of the Company. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of at least a majority of the outstanding shares of all voting stock of the Company. Because shareholders holding at least a majority of the voting rights of our outstanding common stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through its ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

This Information Statement is being e-mailed on or about Jan 25, 2015 to shareholders of record on December 31, 2014.

Sincerely,

/s/ I Andrew Weeraratne
I Andrew Weeraratne
Chief Executive Officer

Natural Gas Fueling and Conversion Inc.

45 Almeria Avenue

Coral Gables, FL 33134

_____________________

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of Natural Gas Fueling and Conversion, Inc., a Florida corporation (the “Company” or “NGFC”), as of the close of business on the record date December 31, 2014.  The purpose of the Information Statement is to notify our shareholders that on January 12, 2015 the Company received written consents in lieu of a meeting of shareholders (the “Written Consent”) from the holders of 75,550,000 votes of the issued and outstanding shares of our common stock (including 74,000,000 votes from the majority shareholder I. Andrew Weeraratne), representing 91.46% of the issued and outstanding shares of our common stock.  The Written Consent adopted resolutions which (a) authorized the Company to change the name of the Company from “Natural Gas Fueling and Conversion Inc.” to “NGFC Holding Inc." or a substantially similar name and (b) approved the Company’s current directors to continue serving in their current capacities until the next annual shareholders meeting, and (c) changed the bylaws to hold our future annual shareholders meeting at 10 A.M. (EST) on the last Sunday of February each year instead of 10 A.M. (EST) on the 15th of January each year as it is specified currently.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority of shareholders of the Company. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our shareholders.

Because shareholders holding at least a majority of the voting rights of our outstanding common stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through its ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from shareholders.

In accordance with our bylaws, our Board of Directors has fixed the close of business on December 31, 2014 as the record date for determining the shareholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about Jan 25, 2015 to shareholders of record on the record date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Shareholders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to change the name of the Company from “Natural Gas Fueling and Conversion, Inc.” to “NGFC Holding, Inc.” or a substantially similar name and approval of the Plan requires the affirmative vote of the holders of a majority of the voting power of the Company.  Because shareholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from shareholders.

In addition, the Florida Business Corporation Act provides in substance that shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting.  This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the common stock and our Class A common stock is entitled one vote for each share and our Class B common stock is entitled 10 votes for each share. There are currently 12,600,000 shares of class A common stock outstanding and 7,000,000 Class B commons stock outstanding.  Accordingly, the vote or written consent of the shareholders holding at least 42,125,000 voting rights of the common stock issued and outstanding is necessary to change the Company’s name of the Company from “Natural Gas Fueling and Conversion, Inc.” to “NGFC Holding, Inc.”  In accordance with our bylaws, our Board of Directors has fixed the close of business on December 31, 2014 as the record date for determining the shareholders entitled to vote or give written consent.

On January 12, 2015, the Company received written consents in lieu of a meeting of shareholders (the “Written Consent”) from the holders with 75,550,000 votes of the issued and outstanding shares of our common stock (including 74,000,000 votes from the majority shareholder I. Andrew Weeraratne), representing 91.46% of the issued and outstanding shares of our common stock.  The Written Consent adopted resolutions which (a) authorized the Company to change the name of the Company from “Natural Gas Fueling and Conversion Inc.” to “NGFC Holding Inc." or a substantially similar name and (b) approved the Company’s current directors to continue serving in their current capacities until the next annual shareholders meeting, and (c) changed the bylaws to hold our future annual shareholders meeting at 10 A.M. (EST) on the last Sunday of February each year instead of 10 A.M. (EST) on the 15th of January each year as it is specified currently.  Accordingly, in compliance with the Florida Business Corporation Act, at least a majority of the outstanding shares has approved (a) authorized the Company to change the name of the Company from “Natural Gas Fueling and Conversion Inc.” to “NGFC Holding Inc." or a substantially similar name and (b) approved the Company’s current directors to continue serving in their current capacities until the next annual shareholders meeting, and (c) changed the bylaws to hold our future annual shareholders meeting at 10 A.M. (EST) on the last Sunday of February each year instead of 10 A.M. (EST) on the 15th of January each year as it is specified currently.  As a result, no vote or proxy is required by the shareholders to approve the adoption of the foregoing actions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Articles of Amendment to the Articles of Incorporation of Natural Gas Fueling and Conversion, Inc. may not be filed with the Florida Secretary of State and the name change may not be implemented until twenty (20) calendar days after this Information Statement is first mailed to our shareholders.  As mentioned earlier, the name change will become effective upon the filing of the relevant documents with the Secretary of State of the State of Florida, which is anticipated to be on or about February 15, 2015, twenty (20) days after the mailing of this Information Statement.

CORPORATE NAME

The Company believes that its new name is more descriptive of its current and projected business activities.

Florida does not permit the reservation of a name. Accordingly, if the proposed name "NGFC Holding Inc." is not available when the Company files its Articles of Amendment the Company will file an amendment with a name substantially similar to NGFC Holding, Inc.

REAPPOINTMENT OF THE CURRENT DIRECTORS

The Company believes the current 4 directors of the Company have done an excellent job in performing their duties and would like them to continue to serve the Company until the next annual stockholders’ meeting to be held in February of 2016.

CHANGING THE DATE OF THE ANNUAL SHAREHOLDER MEETING

The Company believes that having the shareholders’ meeting in late February would give enough time for the Company to file its 10-K for its year ending September and then the 10-Q for the period ending December 31 with the Security and Exchange Commission with adequate time to focus on the matter involving annual shareholders’ meeting. Also the Company believes that having the shareholders’ meeting on a Sunday will encourage most stockholders to attend the annual meeting and participate in the activities of the Company.

COPORATE GOVERNANCE

Our Board

The business and affairs of the company are managed under the direction of our board. We have conducted 10 board of director meetings since inception. Each of our directors has attended all meetings either via telephone conference or informed and responded to matters discussed via email. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual stockholders meetings. All communications from stockholders are relayed to the members of the Board.

Controlled Company

The Board has determined that the Company meets the definition of a “Controlled Company” as defined by Rule 5615(c) of the NASDAQ Listing Rules.  A “Controlled Company” is defined in Rule 5615(c) as a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company.  Certain NASDAQ requirements do not apply to a “Controlled Company”, including requirements that: (i) a majority of its Board must be comprised of “independent” directors as defined in NASDAQ’s rules; and (ii) the compensation of officers and the nomination of directors be determined in accordance with specific rules, generally requiring determinations by committees comprised solely of independent directors or in meetings at which only the independent directors are present.

Director Independence

Mr. Engberg is considered independent within NYSE MKT’s director independence standards pursuant to the NYSE MKT Company Guide.

Compensation of Directors

Since our incorporation on October 2, 2013, no compensation has been paid to our directors in consideration for their services rendered in their capacities as directors.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the board.

Code of Ethics

We have adopted a code of ethics as of October 3, 2013 that applies to our principal executive officer, principal financial officer, and principal accounting officer as well as our employees.  Our standards are in writing and are to be posted on our website at a future time.   The following is a summation of the key points of the Code of Ethics we adopted:

●	Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●

Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our Company;

●	Full compliance with applicable government laws, rules and regulations;
●	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
●	Accountability for adherence to the code.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table lists, as of December 31, 2014, the number of shares of our common stock that are beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each executive officer and director of our company; and (iii) all executive officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. Unless otherwise specified, the address of each beneficial owner listed in the table is c/o Natural Gas Fueling and Conversion Inc., 45 Almeria Avenue, Coral Gables, Florida 33134.

Name	Number of Shares of Class A Common Stock Beneficially Owned (1)	Percent of Class A Common Stock Owned (2)

Officers and Directors

I. Andrew Weeraratne (3) Chief Executive Officer, Chief Financial Officer, Director	4,000,000	31.75%

James C. New Chairman of the Board of Directors	750,000	5.95%

Eugene Nichols President, Director	1,000,000	7.94%

Bo Engberg Director	550,000	4.37%

All Directors and Officers as a Group (4 persons)	6,300,000	50.01

5% Holders

Gerry Ambrose (4)	750,000	5.95

All Directors, Officers and 5% Holders as a Group (5 persons)	7,050,000	55.96

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from December 31, 2014, upon exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised;

(2)	Based on 12,600,000 shares of common stock outstanding as of June 30, 2014. These percentages have been rounded for convenience;

(3)	Mr. Weeraratne also owns 7,000,000 shares of Class B common stock, which has 10:1 voting rights and is convertible into shares of Common Stock on a 1:1 basis at the option of the holder; and
(4)	Mr. Ambrose’s address is located at 105 Playa Rienta Way, Palm Beach Gardens, FL 33418.

Certain Relationships and Related Transactions, and Director Independence

Mr. I. Andrew Weeraratne is a founder and an organizer of the Company and as such needs to disclose any relevant transactions that Mr. Weeraratne will have with the Company. Mr. Weeraratne has received no compensation as a founder except the opportunity to buy 7,000,000 Class B common stock at par value of .0001 cents for a total value of $700.00 and 4,000,000 of Class A common stock at par value of .0001 cents for a total value of $400.00 as founding shares that Mr. Weeraratne purchased on October 2, 2013.

Mr. I. Andrew Weeraratne, our Chief Executive Officer and Chief Financial Officer is also the President, Chief Financial Officer and a director of High Tech Fueling and Distribution Inc. (HFSD) that was formed to set up a similar business to NGFC in China in joint venture with a company based in China, HJT, with whom we plan to operate our Company’s vehicle conversion division in the USA as a joint venture. At this time, we have not entered into a formal joint venture agreement with HJT.

Mr. James New, our Chairman of the Board of Directors, is also the Chairman of the Board of Directors of HFSD. Mr. James New is a founder and organizer of the Company, and thus needs to disclose any relevant transactions that he will have with the Company. Mr. New has not received compensation as the Company's Chairman. Mr. New did purchase 250,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

Mr. Eugene Nichols, a founder and organizer of the Company and our President, Secretary and Treasurer and Director, is also a director of HFSD. Mr. Nichols, as a founder and organizer of the Company and thus needs to disclose any relevant transactions that he will have with the Company. Mr. Nichols has not received compensation as the Company's President, Secretary and Treasurer or as a director. Mr. Nichols did purchase 500,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

Mr. Rob Sanford, our former Chief Financial Officer, who resigned as of August 6, 2014, did not receive any compensation for his services as the Company's Chief Financial Officer. Mr. Sanford did purchase 50,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

Mr. Bo Engberg is a director of our Company and Mr. Engberg has not received compensation for his services as a director of the Company. Mr. Engberg did purchase 50,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

Mr. Gerry Ambrose is a founder and organizer of the Company and thus needs to disclose any relevant transactions that he will have with the Company. Mr. Ambrose has not received compensation as a founder. Mr. Ambrose did purchase 250,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our Common Stock (collectively, the “Reporting Persons”) to report their ownership of, and transactions in our Common Stock to the SEC. Such Directors, executive officers and 10% shareholders also are required to furnish us with copies of all Section 16(a) reports they file.

During the fiscal year ended September 30, 2014 the following Reporting Persons have not complied with all applicable Section 16(a) reporting requirements. These reporting persons as insiders of an issuer that is registering equity securities for the first time under Section 12 of the Exchange Act must file this Form no later than the effective date of the registration statement. The effective date of our Company was June 12, 2014. The following Reporting Persons were late in filing Form 3, having filed Form 3 on the following dates:

I Andrew Weeraratne

Chief Executive Officer/Director

Filed Form 3 on October 8, 2014

James C New

Chairman of the Board of Directors

Filed Form 3 on October 9, 2014

Eugene Nichols

President/Director

Filed Form 3 on October 9, 2014

Bo G Engberg

Director

Filed Form 3 on October 16, 2014

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Liquidity and Capital Resources

As of September 30, 2014 our current assets were $110,380. Our current liabilities were $3,000. Stockholders’ equity was $107,380 as of September 30, 2014. The weighted average number of shares outstanding was 19,018,733 for the period from Inception (October 2, 2013) to September 30, 2014.

We will require approximately $5.8 million of available capital for each proposed Operational Unit comprised of a combined gasoline, diesel and NG fueling service station along with a convenience store and a vehicle conversion station. Therefore at this juncture, we plan to acquire a currently operating small fuel station and operate it until we find capital to build our completed operational units. Currently we have no commitments to raise such additional funds. We plan to get funding to acquire such smaller fuel station from this offering. If such capital does not become available from the proceeds of our current offering or other sources, we will be able to continue operations as a development stage company for approximately the next 18 months from available cash on hand while seeking additional sources of capital. There can be no assurance that such additional capital will be available.

Results of Operations

We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities. Our net loss for the fiscal year from inception (October 2, 2013) and ended September 30, 2014 was $88,930. During fiscal year September 30, 2014, we realized $3,281 in short term capital gains and hold $7,379 in unrealized capital losses of stock and option position and generated $120 in dividend revenue. During the fiscal year from inception (October 2, 2013) and ended September 30, 2014, we incurred operating expenses of $84,951.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the year ended September 30, 2014, net cash flows used in operating activities was $81,952.

Cash Flows from Investing Activities

We began an investment account with Interactive Brokers LLC in June 2014. Net cash used in investment activities for the fiscal year ending September 30, 2014, was $80,000.

Cash Flows from Financing Activities

We have financed our operations from the issuance of equity instruments. For the year ended September 30, 2014, net cash flows from financing activities was $196,310 received from issuance of common stock under a private stock offering in October and November 2013.

Directors and Executive Officers of the Company

The following individuals serve as our executive officers and members of our board of directors:

Name	Age	Positions

James C. New	69	Chairman of the Board of Directors

I. Andrew Weeraratne	64	Chief Executive Officer, Chief Financial Officer, Director

Eugene Nichols	68	President, Secretary, Treasurer, Director

Bo G. Engberg	67	Director

Background of Directors, Executive Officers, and Control Persons

James C. New, age 69, Chairman of the Board of Directors

Mr. New has served as Chairman of the Board of Directors since inception. Mr. New has over 20 years of experience in the healthcare industry, and currently serves as the Chairman of the Board of Directors of Aurora Diagnostics, LLC (“Aurora”), a company that he co-founded in July 2006 and which has grown to approximately $269 million in revenue in 2011. He also served as Aurora’s Chief Executive Officer and President from 2006 until his retirement in September 2011. Prior to joining Aurora, Mr. New was a private investor from 2003 to 2006. He served as the President, Chief Executive Officer and Chairman of AmeriPath, an anatomic pathology laboratory company, from January 1996 through 2003. Prior to joining AmeriPath, Mr. New served as the President, Chief Executive Officer, and a director of RehabClinics, an outpatient rehabilitation company Mr. New had his bachelor’s degree in Allegheny College in 1967 and got an MBA from Gannon University in 1971.

I. Andrew Weeraratne, age 64, Chief Executive Officer, Chief Financial Officer, Director

Mr. Weeraratne has served as our Chief Executive Officer and member of our board of directors since inception and took over also the position of Chief Financial Officer as of August 6, 2014, due to the resignation of Mr. Robert Sanford. Prior to joining the Company, Mr. Weeraratne served as the President on a part-time basis of four private investment companies, including Passerelle Corp. (since February 2000), Andwe One Limited Partnership (since September 2006), PAR Holding Partnership (since June 2011) and Scanflo Partnership (since April 2013). Mr. Weeraratne continues to devote efforts part-time to these entities. Mr. Weeraratne also served as Chief Financial Officer of China Direct, Inc. (Nasdaq: CDII) from February 2009 to May 2009. From August 2004 to December 2008, Mr. Weeraratne acted as a financial consultant working in a variety of industries including work with the Embassy of the United States of America in Iraq as a financial advisor to form an Iraqi Accounting Association to introduce International Accounting Standards to Iraq as part of a plan to privatize state-owned enterprises after the Iraq war. From December 1998 to February 2000, Mr. Weeraratne was the Chief Financial Officer of National Lampoon, Inc. (formerly known as J2 Communications), a provider of branded comedic content. Mr. Weeraratne has been a Florida licensed Certified Public Accountant since 1981, and has also served as a financial consultant to various global entities. He is also an author, and wrote a book entitled Uncommon Commonsense Steps to Super Wealth, where he illustrates how some people beginning with very little ended up in the list of richest people on earth by focusing only one out of four ways to make their wealth. Currently, Mr. Weeraratne is working also as the President of a related organization, High Tech Fueling, Service and Distribution Inc. which is planning on setting up NG fueling stations and factories to convert NG to LNG and CNG in China. Mr. Weeraratne devotes approximately 90% of his time to our business and affairs. Mr. Weeraratne is a Certified Public Accountant in the State of Florida.

Eugene Nichols, age 68, President, Secretary, Treasurer, Director

Mr. Nichols has served as our Vice President, Secretary, Treasurer and a director since inception and was a founder of the company. Mr. Nichols has over 30 years of sales, management and marketing experience with a Fortune 100 company. Since 1999, along with his wife Evelyn Nichols, he has owned and operated Informa Training Partners, a healthcare related sales training company located in Walpole, Massachusetts. He began his professional career as a sales representative at Beecham Massengill in Bristol, Tennessee, where he was employed from 1972 to 1976. From May 1976 until October 2002, he was employed with Abbott Diagnostic holding various positions including sales executive, sales trainer, district manager and director advertising and communication. Currently, Mr. Nichols is working as Vice President Marketing and Sales, for a related organization, High Tech Fueling, Service and Distribution Inc. which is planning on setting up NG fueling stations and factories to convert NG to LNG and CNG in China. Mr. Nichols devotes approximately 90% of his time to our business and affairs. Mr. Nichols graduated with a bachelor’s degree in Business Administration from Auburn University in 1972.

Bo G. Engberg, age 67, Director

Mr. Engberg joined as a director of our company on October 12, 2013. He began his career in sales, in 1972, with Electrolux A.B. (NASDAX OMX, Stockholm), the leading manufacturer of household appliances in Sweden and then joined their international division in 1974. At that time Getinge A.B., which currently is the leading manufacturer of infection control equipment, was a division of Electrolux. In 1979, Mr. Engberg was recruited by Getinge group to focus on infection control equipment as a sales director. He continued as the Director of Sales of Getinge (currently the biggest medical and pharmaceutical company in Sweden, a public company listed on NASDAX OMX, Stockholm) for the next 41 years relocating to a few places in the world. Mr. Engberg retired in April of 2013. He is fluent in English, Spanish, Portuguese, French, German, Italian and Swedish. Mr. Engberg obtained a bachelor’s degree in Electrical Engineering from Zimmermanska Technical Institute in Vasteras, Sweden in 1970.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors or executive officers has been:

●

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●

subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●

found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

●

subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●

subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, executive officers or affiliates, or any beneficial owner of 5% or more of our common stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us.

Separation of Duties of the Chairman of the Board, the Chief Executive Officer and the President

We have separated the duties of the Chairman of the Board of Directors, President of the Company and the Chief Executive Officer of the Company among three separate individuals in order to increase objectivity and fiduciary responsibilities to the shareholders both in appearance and in operation.

Director Independence

Mr. Engberg is considered independent within NYSE MKT’s director independence standards pursuant to the NYSE MKT Company Guide.

Audit, Compensation and Nominating Committee

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by board of directors as a whole. Because we only have one independent director, we believe that the establishment of these committees would be more form over substance. Further, because we have no operations, at the present time, we believe the services of financial experts are not warranted.

Mr. Weeraratne is considered an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or board of directors who:

•	understands generally accepted accounting principles and financial statements;
•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;
•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;
•	understands internal controls over financial reporting; and
•	understands audit committee functions.

Limitation of Director Liability; Indemnification

Indemnity

To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (iv)is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation.  Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  No person falling within the purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers who served at the end of the period September 30, 2014, for services rendered in all capacities to us.  The listed individuals shall hereinafter be referred to as the “Named Executive Officers.”  Currently, we have no employment agreements with any of our Directors or Officers.  All of our directors are unpaid.  Compensation for the future will be determined when and if additional funding is obtained.

Summary Compensation Table – Officers

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation earnings	All other Compen-sation	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
I Andrew Weeraratne, CEO, CFO	2014	22,800	-0-	-0-	-0-	-0-	-0-	-0-	22,800

(1)

There is no employment contract with Mr. Andrew Weeraratne at this time.  Nor are there any agreements for compensation in the future.  A salary and stock options and/or warrants program may be developed in the future. The amount of value for the services of Mr. Weeraratne was determined by agreement for shares in which he received as a founders for (1) control, (2) willingness to serve on the Board of Directors and (3) participation in the foundational days of the corporation. The amount received by Mr. Weeraratne is not reflective of the true value of the contributed efforts by Mr. Weeraratne and was arbitrarily determined by the company.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
	Fees earned or paid in cash	Stock Awards	Option Award(s)	Non-equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation earnings	All other Compen-sation	Total
Name and principal position	($)	($)	($)	($)	($)	($)	($)
James C. New, Chairman of the Board of Directors	-0-	-0-	-0-	-0-	-0-	-0-	-0-
I Andrew Weeraratne, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Eugene Nichols, President, Secretary, Treasurer, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Bo G. Engberg, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CORPORATE HISTOY AND BUSINESS

Overview

We are a newly formed, development stage company. We plan to (i) construct and/or purchase and manage a chain of combined gasoline, diesel and NG fueling and service stations (initially, in the Miami, FL area); (ii) construct conversion factories to convert NG to LNG and CNG; and (iii) construct conversion factories to retrofit vehicles currently using gasoline or diesel fuel to also run on NG in the United States. We also plan to build a convenience store to serve our customers in each of our locations. We define each of such combined stations an “Operational Unit.” At the early stage of our company, depending on the funds we could raise at that early stage, we may acquire operating gasoline and diesel fuel stations with a convenience store and operate them while focusing on raising enough funds to build our own operational units at a later stage.

Initially, the Company plans to generate revenue through fuel sales and convenience store sales at its planned Operational Units. We believe the market for NG vehicles in the United States is limited and may never develop to a level where the Company will become profitable within the immediate future. With this in mind and in order to mitigate the short and long-term market risk, the Company’s planned Operational Units will also sell gasoline and diesel fuel at its Operational Units. The Company believes this plan will allow the Company to generate sufficient revenue to support its operations while it carries out its business plan to add NG fueling bays and equipment for its planned vehicle conversion business.

We were recently formed and all activity to date has been related to formation of our business, formulation of our business plan, raising initial capital and initial start-up operations such as investigating potential sites for our initial NG motor vehicle fueling stations in the Miami, FL area, reviewing zoning and environmental regulations relating to such stations, investigating sources of supply for NG, LNG and CNG fueling stations and researching the machinery and equipment needed for those stations, identifying potential contractors for building stations, researching the EPA’s regulations regarding vehicle conversion and identifying consulting firms who can assist us with getting our vehicle conversion division certified by the EPA. Our ability to proceed with our plan to develop and build our initial planned fueling stations depends upon our obtaining adequate financial resources through the offering we are conducting currently. As of September 30, 2014, we have not incurred any material costs or expenses other than those associated with the formation and financing of our company.

Legal Proceedings

None.

Principal Accountant Fees and Services

Malone Bailey, LLP is our independent registered public accounting firm. During fiscal year ended September 30, 2014, we incurred approximately $9,300 in fees to our principal independent accountants for professional services rendered in connection with the audit of our financial statements for the period ending March 31, 2014 and the fiscal year ended September 30, 2014 and for the reviews of our financial statements for the quarter ended June 30, 2014.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at 100 F Street, N.E.,

Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and are deemed to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Quarterly Reports on Form 10-Q for the quarter ended June 30, 2014.

Reports in Form 8-K.

Code of Business Conduct and Ethics. (filed as Exhibit 14.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013)

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this proxy statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE PLAN, PLEASE CONTACT:

Natural Gas Fueling and Conversion Inc.

45 Almeria Avenue

Coral Gables, FL 33134

Sincerely,

/s/ I Andrew Weeraratne
I Andrew Weeraratne
Chief Executive Officer